Exhibit 10.2

FIRST AMENDMENT, dated as of July 2, 2020  (this “Amendment”) to the Amended and Restated Three-Year Credit Agreement, dated as of July 19, 2018 (as amended from time to time, the “Credit Agreement”), among INTERNATIONAL BUSINESS MACHINES CORPORATION (“IBM”), IBM CREDIT LLC (“IBMCLLC”) (each individually a “Borrower” and together the “Borrowers”), the Lenders from time to time party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

RECITALS

WHEREAS, the Borrowers have requested that the Credit Agreement be amended as set forth herein.

WHEREAS, pursuant to, and in compliance with the requirements of, Section 11.1 of the Credit Agreement, the Lenders are willing to agree to this Amendment on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.  Amendments to Credit Agreement.   As of the First Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a)	Section 1.1 of the Credit Agreement shall be amended by:

(i)            adding the following new defined terms in the appropriate alphabetical order:

““Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“IBA”: as defined in Section 1.3.

“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institutions”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.”;

(ii)           amending and restating the definition of “Bail-In Action” in its entirety, as follows:

““Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.”; and

(iii)          amending and restating the definition of “Bail-In Legislation” in its entirety, as follows:

““Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).”

(iv)          amending the definition of “Interest Period” by inserting the following parenthetical immediately after the word “two” in clauses (a) and (b) of the definition thereof:

“(except in the case of EURIBOR Loans)”

(v)          amending and restating the definition of “Termination Date” in its entirety, as follows:

““Termination Date”:  July 20, 2023, as such date may be extended in accordance with Section 2.21 (or if such date is not a Business Day, the Business Day immediately prior thereto).”

(vi)          amending and restating the definition of “Write-Down and Conversion Powers” in its entirety, as follows:

““Write-Down and Conversion Powers”:  (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-in Legislation Schedule to cancel, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations, of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.”

(b)	The pricing grid contained in the definition of “Applicable Margin” is amended and restated in its entirety, as follows:

	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
Minimum Eurodollar / EURIBOR Applicable Margin	0.50%	0.625%	0.75%	0.875%	1.00%
Maximum Eurodollar / EURIBOR Applicable Margin	0.75%	0.75%	0.75%	1.00%	1.125%

Minimum ABR Applicable Margin	0.00%	0.00%	0.00%	0.00%	0.00%
Maximum ABR Applicable Margin	0.00%	0.00%	0.00%	0.00%	0.125%

(c)	Section 1 of the Credit Agreement is hereby amended by inserting the following as a new Section 1.3:

“1.3          Interest Rates; LIBOR Notification.  The interest rate on a Loan denominated in Dollars or Euros may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform.  Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market.  In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate.  As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate.  Section 2.14(b) provides a mechanism for determining an alternative rate of interest.  The Administrative Agent will promptly notify the Borrowers, pursuant to Section 2.14(b), of any change to the reference rate upon which the interest rate on Eurodollar Loans or Index Rate Competitive Loans is based (provided that, for the avoidance of doubt, the establishment of any alternate rate of interest shall be subject to the requirements of Section 2.14(b) in all respects).  However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurodollar Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, any such alternative, successor or replacement rate implemented pursuant to Section 2.14(b)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Eurodollar Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.”

(d)	Section 2.21(a) of the Credit Agreement shall be amended and restated in its entirety, as follows:

“2.21 Extension of Termination Date. (a) Each of IBM and IBMCLLC may, by written request (an “Extension Request”) to the Administrative Agent, substantially in the form of Exhibit K, delivered at any time during the 60-day period preceding each anniversary of the Effective Date (other than the anniversary of the Effective Date occurring on July 19, 2020), request that the Lenders extend the Termination Date then in effect by one year.”

(e)	Section 11.1 of the Credit Agreement is hereby amended by:

(i)            amending and restating the first sentence of Section 11.1 in its entirety, as follows:

“Subject to Section 2.14(b) and Section 11.28, neither this Agreement nor any terms hereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1.”

(f)	Section 11.5 of the Credit Agreement is hereby amended by:

(i)            inserting the following language before the parenthetical at the end of clause (d):

“, regardless of whether such claim, litigation, investigation or proceeding is brought by IBM or IBMCLLC”

(ii)           amending and restating the first proviso after the parenthetical at the end of clause (d) in its entirety, as follows:

“; provided, that no Borrower shall have any obligation hereunder to any indemnified person with respect to indemnified liabilities arising from (x) the gross negligence or willful misconduct of such indemnified person, its affiliates or the directors, officers, employees and agents of such indemnified person, acting as such, in each case as determined by a final, non-appealable judgment of a court of competent jurisdiction or (y) a material breach by such indemnified person, its affiliates or the directors, officers, employees and agents of such indemnified person, acting as such, of its or their obligations under this Agreement, in each case as determined by a final, non-appealable judgment of a court of competent jurisdiction”

(iii)          inserting the following proviso after the penultimate sentence of Section 11.5:

“; provided, that nothing in this sentence shall relieve IBM or IBMCLLC of any obligation it may have to indemnify an indemnified person, as provided in this paragraph, against any special, indirect, consequential or punitive damages asserted against such indemnified person by a third party and the foregoing waivers shall be in addition to IBM and IBMCLLC’s indemnification obligations under this Agreement.”

(g)	Section 11.26 of the Credit Agreement shall be amended and restated in its entirety, as follows:

“11.26          Acknowledgment and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under this Agreement may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)          a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.”

(h)	Section 11 of the Credit Agreement is hereby amended by inserting the following as a new Section 11.28:

“11.28          Release of IBMCLLC.  Upon the request of IBM, in the event that (a) IBMCLLC has no borrowings outstanding under this Agreement and (b) no Default or Event of Default has occurred and is continuing, in each case, as of the date of such request (and the effective date of the release), IBMCLLC shall, upon delivery of a certificate of a Responsible Officer of IBM certifying as to the satisfaction of the conditions set forth in the foregoing clauses (a) and (b), be automatically released and discharged in full from its obligations under this Agreement.  In such event, the Administrative Agent shall, at the Borrowers’ expense, promptly take such action and execute such documents as the Borrowers may reasonably request to effect such release.  Any execution and delivery of documents pursuant to this Section 11.28 shall be without recourse to or warranty by the Administrative Agent.  In the event of any such release, IBM and the Administrative Agent shall promptly amend this Agreement to remove all specific references herein to “IBMCLLC” and to “the Support Agreement” (and in connection therewith IBM and the Administrative Agent shall also make such other amendments to this Agreement as may be necessary or appropriate in the reasonable judgment of IBM and the Administrative Agent to give effect to the full and complete release of IBMCLLC from this Agreement).  Any such amendment to this Agreement shall not require the consent of any party hereto other than IBM and the Administrative Agent.”

SECTION 2.  Conditions to Effectiveness of First Amendment.  This Amendment shall become effective (the “First Amendment Effective Date”) upon the satisfaction of the following conditions precedent:

(a)  the Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the signatures of the Borrowers and Lenders representing all the Lenders;

(b)  the 364-Day Credit Agreement, dated as of July 2, 2020, among IBM, IBMCLLC, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, shall be effective; and

(c)  on or before the First Amendment Effective Date, the Administrative Agent shall have received, for its own account and the account of each Lender, as applicable, the fees and expenses in the amounts and on the dates previously agreed to in writing by IBM and IBMCLLC.

SECTION 3.  Effects on Credit Agreement.  Except as specifically amended herein, all provisions of the Credit Agreement shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Except as otherwise expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or constitute a waiver of or consent to any departure from any term or provision of the Credit Agreement or to any further or future action on the part of the Borrowers that would require a waiver or consent of the Required Lenders, all the Lenders or the Administrative Agent, as applicable.  Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as modified hereby.

SECTION 4.  Representations and Warranties of the Borrowers. The Borrowers hereby represent and warrant as follows:

 (a)  as of the First Amendment Effective Date, each of the representations and warranties made by any Borrower in or pursuant to the Credit Agreement shall be true and correct in all material respects on and as of the First Amendment Effective Date as if made on and as of the First Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date; and

 (b)  both immediately prior to and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date.

SECTION 5.  Expenses.  The Borrowers shall reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses, including, reasonable and documented attorneys’ fees, in connection with or relating to this Amendment.

SECTION 6.  Integration.  This Amendment represents the agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein.

SECTION 7.  GOVERNING LAW; WAIVER OF JURY TRIAL.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM THEREIN.  THE PROVISIONS OF SECTION 11.17 OF THE CREDIT AGREEMENT SHALL APPLY TO THIS AMENDMENT TO THE SAME EXTENT AS IF FULLY SET FORTH HEREIN.

SECTION 8.  Counterparts; Electronic Execution.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by email or telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

Delivery of an executed counterpart of a signature page of (x) this Amendment that is an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record (an “Electronic Signature”) transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing in this Amendment shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature  shall be promptly followed by a manually executed counterpart.  Without limiting the generality of the foregoing, each Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Borrowers, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Amendment shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Amendment in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Amendment based solely on the lack of paper original copies of this Amendment, including with respect to any signature pages thereto and (iv) waives any claim against any indemnified person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any indemnified liabilities arising as a result of the failure of any Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

INTERNATIONAL BUSINESS MACHINES CORPORATION

By:	/s/ Simon J. Beaumont
Name: Simon J. Beaumont
Title: Vice President and Treasurer

IBM CREDIT LLC

By:	/s/ Andrew Paul Urbansky
Name: Andrew Paul Urbansky
Title Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Lender,

By:	/s/ John Kowalczuk
	Name:	John Kowalczuk
	Title:	Executive Director

BNP PARIBAS

By:	/s/ Brendan Heneghan
	Name:	Brendan Heneghan
	Title:	Director

By:	/s/ Karim Remtoula
	Name:	Karim Remtoula
	Title:	Vice President

CITIBANK, N.A.

By:	/s/ Susan M. Olsen
	Name:	Susan M. Olsen
	Title:	Vice President

ROYAL BANK OF CANADA

By:	/s/ Mark Gronich
	Name:	Mark Gronich
	Title:	Authorized Signatory

MIZUHO BANK, LTD.

By:	/s/ Donna DeMagistris
	Name:	Donna DeMagistris
	Title:	Authorized Signatory

BANCO SANTANDER, S.A.

By:	/s/ Lucas Videla
	Name:	Lucas Videla
	Title:	Executive Director

By:	/s/ Laura Castan
	Name:	Laura Castan
	Title:	Senior Analyst

BANK OF AMERICA, N.A.

By:	/s/ Erhlich Bautista
	Name:	Erhlich Bautista
	Title:	Vice President

BARCLAYS BANK PLC

By:	/s/ Martin Corrigan
	Name:	Martin Corrigan
	Title:	Vice President

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Ming K Chu
	Name:	Ming K Chu
	Title:	Director

By:	/s/ Annie Chung
	Name:	Annie Chung
	Title:	Director

HSBC BANK USA, N.A.

By:	/s/ Brett Bonet
	Name:	Brett Bonet
	Title:	Director

SOCIETE GENERALE

By:	/s/ Kimberly Metzger
	Name:	Kimberly Metzger
	Title:	Director

WELLS FARGO BANK, N.A.

By:	/s/ Sid Khanolkar
	Name:	Sid Khanolkar
	Title:	Director

MUFG BANK, LTD.

By:	/s/ Marlon Mathews
	Name:	Marlon Mathews
	Title:	Director

COMMERZBANK AG, NEW YORK BRANCH

By:	/s/ Neil Kieran
	Name:	Neil Kieran
	Title:	Director

By:	/s/ Robert Sullivan
	Name:	Robert Sullivan
	Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Judith Smith
	Name:	Judith Smith
	Title:	Authorized Signatory

By:	/s/ Emerson Almeida
	Name:	Emerson Almeida
	Title:	Authorized Signatory

GOLDMAN SACHS BANK USA

By:	/s/ Rebecca Kratz
	Name:	Rebecca Kratz
	Title:	Authorized Signatory

ING BANK N.V., DUBLIN BRANCH

By:	/s/ Sean Hasset
	Name:	Sean Hassett
	Title:	Director

By:	/s/ Pádraig Matthews
	Name:	Pádraig Matthews
	Title:	Director

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Michael Maguire
	Name:	Michael Maguire
	Title:	Managing Director

THE TORONTO-DOMINION BANK, NEW YORK BRANCH

By:	/s/ Maria Macchiaroli
	Name:	Maria Macchiaroli
	Title:	Authorized Signatory

UNICREDIT BANK AG, NEW YORK BRANCH

By:	/s/ Fabio Della Malva
	Name:	Fabio Della Malva
	Title:	Managing Director

By:	/s/ Bryon Korutz
	Name:	Bryon Korutz
	Title:	Associate Director

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Matt S. Scullin
	Name:	Matt S. Scullin
	Title:	Senior Vice President

BANK OF CHINA, NEW YORK BRANCH

By:	/s/ Raymond Qiao
	Name:	Raymond Qiao
	Title:	Executive Vice President

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By:	/s/ Cynthia Dioquino
	Name:	Cynthia Dioquino
	Title:	Associate Director

DBS BANK LTD.

By:	/s/ Josephine Lim
	Name:	Josephine Lim
	Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Michael Richards
	Name:	Michael Richards
	Title:	Senior Vice President

STANDARD CHARTERED BANK

By:	/s/ James Beck
	Name:	James Beck
	Title:	Associate Director

THE BANK OF NOVA SCOTIA

By:	/s/ Jason Rinne
	Name:	Jason Rinne
	Title:	Director

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.NEW YORK BRANCH

By:	/s/ Brian Crowley
	Name:	Brian Crowley
	Title:	Managing Director

By:	/s/ Miriam Trautmann
	Name:	Miriam Trautmann
	Title:	Senior Vice President

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH

By:	/s/ Dominic Sorresso
	Name:	Dominic Sorresso
	Title:	Authorized Signatory

By:	/s/ Melissa Brown
	Name:	Melissa Brown
	Title:	Authorized Signatory

DANSKE BANK A/S

By:	/s/ Jesper Larsen
	Name:	Jesper Larsen
	Title:	Senior Loan Manager

By:	/s/ Carsten Larsen
	Name:	Carsten Larsen
	Title:	Senior Vice President

RAIFFEISEN BANK INTERNATIONAL AG

By:	/s/ Ingrid Rosenwrith
	Name:	Ingrid Rosenwirth
	Title:	Director

By:	/s/ Peter Richl
	Name:	Peter Richl
	Title:	Authorized Signatory

THE NORTHERN TRUST COMPANY

By:	/s/ Eric Siebert
	Name:	Eric Siebert
	Title:	Senior Vice President